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                             ACCOUNTANT'S CONSENT

                                                                      EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the registration statements of Interneuron Pharmaceuticals, Inc. on Form S-8 (File Nos. 33-58742, 33-76652, 33-94730, 33-94736, 333-40315 and 333-48911) and on Form S-3
(33-75826, 333-1273 and 333-18001) of our report dated December 1, 1999, except as to Note N which is as of December 23, 1999, relating to the financial statements of Interneuron Pharmaceuticals, Inc., which appears in this Annual Report on Form 10-K of Interneuron Pharmaceuticals, Inc. for the fiscal year ended September 30, 1999. We also consent to the reference to us under the heading "Selected Financial Data" in such Form 10-K.


                                                /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 23, 1999